EXHIBIT 10.1
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
FIFTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN
(EFFECTIVE AS OF May 14, 2021)
WHEREAS, Integra LifeSciences Holdings Corporation (the “Company”) desires to have the ability to award certain equity-based benefits to certain “Key Employees” and “Associates” (as defined below);
NOW, THEREFORE, the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan is hereby adopted under the following terms and conditions. This Plan amends and restates in its entirety the Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Prior Plan”).
1) Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs to Key Employees and may grant NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock, Dividend Equivalent Rights, Stock Payments and Other Incentive Awards to Key Employees and Associates. Thereby, the Company expects to attract and retain such Key Employees and Associates and to motivate them to exercise their best efforts on behalf of the Company and any Related Corporations and Affiliates.
2) Definitions
“Affiliate” shall mean an entity in which the Company or a Related Corporation has a 50 percent or greater equity interest.
“Associate” shall mean a designated nonemployee director, consultant or other person providing services to the Company, a Related Corporation or an Affiliate.
“Award” shall mean any award granted under the Plan to a Participant pursuant to any terms and conditions established by the Committee in the Award Agreement. Awards granted under the Plan my include:
1.    Stock Options, both Incentive (ISOs) and Non-qualified (NQSOs) per section 7.1;
2.    Stock Appreciation Rights per section 7.2;
3.    Restricted Stock per section 7.3;
4.    Performance Stock per section 7.4;
5.    Contract Stock per section 7.5;
6.    Dividend Equivalent Rights per section 7.6;
7.    Stock Payments per section 7.7 and/or;
8.    Other Incentive Awards per section 7.8.
“Award Agreement” shall mean the document issued, either in writing or an electronic medium, by the Committee to a participant evidencing the grant of an Award, as described in Section 11.1.
“Board” shall mean the Board of Directors of the Company.
“Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement or severance agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (i) the Participant’s neglect of duties or responsibilities that he or she is required to perform for the Company or any willful failure by the Participant to obey a lawful direction of the Board or the Company; (ii) the Participant’s engaging in any act of dishonesty, fraud, embezzlement, misrepresentation or other act of moral turpitude; (iii) the Participant’s knowing violation of any federal or state law or regulation applicable to the

Company’s business; (iv) the Participant’s material breach of any confidentiality, non-compete agreement or invention assignment agreement or any other material agreement between the Participant and the Company; (v) the Participant’s conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries; (vi) failure by the Participant to comply with the Company’s material written policies or rules; or (vii) the Participant’s act or omission in the course of his or her employment which constitutes gross negligence or willful misconduct.
“Change in Control” shall mean:
i) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as such term is used for purposes of section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of all the then outstanding Voting Securities, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with paragraph (iii)(A) and (B) below shall not be a Change in Control under this paragraph (i);
ii) The individuals who, as of March 1, 2003, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the stockholders, of any new director was approved by a vote of at least two-thirds of the members of the Board who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of March 1, 2003, provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;
iii) consummation by the Company of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (I) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (II) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (B) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination;
iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or
v) acceptance by the stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50 percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.
“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Company’s Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act.
“Company” shall mean Integra LifeSciences Holdings Corporation, a Delaware corporation.
“Contract Date” shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Stock.
“Contract Stock” shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, as of a future date specified in the Award Agreement pursuant to section 7.5.
“Disability” shall mean separation from service as a result of “permanent and total disability,” as defined in section 22(e)(3) of the Code.
“Dividend Equivalent Right” shall mean an Award that a Participant could receive in lieu of a cash dividend that would have been payable on any or all Shares subject to another Award granted to the Participant had such Shares been outstanding.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exercise Price” shall mean the price of a Share, as fixed by the Committee, which may be purchased under an Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.
“Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:
i) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the quoted closing price on such date; or
ii) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined), then the quoted closing price on the last preceding date for which such quotation exists; or
iii) if the Shares are not listed on an established securities exchange or over-the-counter market system on the date of grant, but the Shares are regularly quoted by a recognized securities dealer, then the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists; or
iv) if paragraphs (i) through (iii) above are not applicable, then such other method of determining fair market value as shall be adopted by the Committee.
“Good Reason” shall mean, with respect to any Participant, “Good Reason” as defined in an employment, severance or applicable award agreement between such Participant and the Company if such an agreement exists and contains a definition of Good Reason or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason shall mean, without the express written consent of the Participant, the occurrence of any of the following:
(i) a material diminution in the Participant’s authority, duties or responsibilities or the assignment of duties to the Participant that are materially inconsistent with the Participant’s position with the Company;
(ii) a material reduction in the Participant’s base salary; or
(iii) a change in the geographic location at which the Participant must perform services to a location more than fifty miles from the location at which the Participant normally performs such services as of the date of grant of the award, provided, that the Participant’s resignation shall only constitute a resignation for Good Reason if (x) the Participant provides the Company with a notice of termination for Good Reason within thirty days after the initial existence of the facts or circumstances constituting Good Reason, (y) the Company has failed to cure such facts or circumstances within thirty days after receipt of the notice of termination, and (z) the date of termination occurs no later than sixty days after the initial occurrence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option (ISO)” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO pursuant to section 7.1.
“Key Employee” shall mean an officer, executive, or managerial or non-managerial employee of the Company, a Related Corporation, or an Affiliate.
“Non-qualified Stock Option (NQSO)” shall mean an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement pursuant to section 7.1.
“Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.
“Other Incentive Award” is an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 7.8 hereof.
“Participant” shall mean a Key Employee or Associate who has been granted an Award under the Plan.
“Performance Stock” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals pursuant to section 7.4.
“Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations or Affiliates. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee shall use one or more of the following business criteria with respect to (A) the Company, any of its Related Corporations or Affiliates, (B) the Company’s, a Related Corporation’s or an Affiliate’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (C) the Company’s, a Related Corporation’s or an Affiliate’s brands, groups of brands or specific brands:
1.    Asset turnover;
2.    Capacity utilization;
3.    Cash flow;
4.    Cost improvements;
5.    Costs or expenses;
6.    Customer retention;
7.    Customer satisfaction and/or growth;
8.    Diversity;
9.    Earnings before interest, taxes, depreciation and amortization;
10.    Adjusted earnings before interest, taxes, depreciation and amortization;
11.    Earnings per share;
12.    Adjusted earnings per share;
13.    Economic value or economic value added;
14.    Employee satisfaction;
15.    Environmental health and safety;
16.    Financial and other capital-raising transactions;
17.    Free cash flow;
18.    Gross or net profit;

19.    Gross or net sales;
20.    Implementation or completion of critical projects;
21.    Increase in customer base;
22.    Inventory turnover;
23.    Market price appreciation of Shares;
24.    Market share;
25.    Mergers and acquisition integration;
26.    Net income margin;
27.    Net income or adjusted net income;
28.    Operating cash flow;
29.    Operating earnings;
30.    Operating profit margin;
31.    Operating profit;
32.    Pre-tax income;
33.    Price per Share;
34.    Profitability growth;
35.    Profitability;
36.    Quality;
37.    Recruiting and maintaining personnel,
38.    Regulatory body approval for commercialization of a product;
39.    Research and development achievements;
40.    Return on assets;
41.    Return on capital;
42.    Return on equity;
43.    Return on investment before or after the cost of capital;
44.    Return on net assets;
45.    Return on sales;
46.    Revenue growth;
47.    Revenue (including gross revenue or net revenue);
48.    Sales growth;
49.    Sales margin;
50.    Sales-related goals;
51.    Stock price appreciation;
52.    Total stockholder return;
53.    Working capital; and
54.    Year-end cash;

The business criteria may be expressed in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices.
“Plan” shall mean the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.
“Prior Plan” shall mean the Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan, as amended by that certain amendment dated July 16, 2020.
“Qualifying Termination” shall mean a termination of a Participant’s service (i) by the Company without Cause or (ii) by the Participant for Good Reason as defined here or in an employment, severance, or applicable award agreement that contains a definition of Good Reason.
“Related Corporation” shall mean either a “subsidiary corporation” of the Company (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Company (if any), as defined in section 424(e) of the Code.
“Restatement Effective Date” shall mean the date on which this fifth amendment and restatement of the Plan was adopted by the Board.
“Restricted Stock” shall mean an Award that grants the recipient Shares at no cost but subject to whatever restrictions are determined by the Committee pursuant to section 7.3.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Shares” shall mean shares of common stock of the Company.
“Stock Appreciation Right” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value pursuant to section 7.2.
“Stock Payment” shall mean a payment in the form of Shares awarded under Section 7.7 hereof.
3. Administration
a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee may be delegated either by the Committee or the Board to a committee of the Board or any other Plan administrator, but only to the extent such delegation complies with the requirements of Rule 16b-3 promulgated under the Exchange Act or as required by any other applicable rule or regulation.
b) The Committee shall have the authority:
i) to select the Key Employees and Associates to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;
ii) to determine the type and size of each Award, including the number of Shares subject to the Award;
iii) to determine the terms and conditions of each Award;
iv) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), subject to the requirements set forth in subsection (c) below, and except that, without the consent of the Participant holding the Award, the Committee shall not take any action under this clause if such action would adversely affect the rights of such Participant;
v) to adopt, amend and rescind rules and regulations for the administration of the Plan;
vi) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

vii) to adopt such modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations and Affiliates operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.
Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.
c) Except as provided in Sections 8.3 or 8.4, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
4. Effective Date and Term of Plan
a) Effective Date. The Plan shall be effective as of the Restatement Effective Date; provided, however, that Section 5, as amended and restated, will be subject to approval of the Plan by the Company’s stockholders. If the Plan is not approved by the Company’s stockholders within twelve (12) months after the Restatement Effective Date, then the Plan shall continue on its existing terms and conditions; provided, however, that Section 5 of the Prior Plan shall continue on its existing terms and conditions and Section 5 of the Plan (as amended and restated) shall be of no force or effect. For purposes of this Section 4(a), references to the Plan shall mean to the Fifth Amended and Restated Plan and not, for avoidance of doubt, to the Prior Plan.
b) Term of Plan. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date of its adoption (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date, or the date of termination of the Plan (if earlier), shall remain in force according to the terms of the Plan and the applicable Award Agreement.
5. Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan is 16,600,000 (the “Share Limit”). The maximum number of Shares which may be granted as ISOs is 16,600,000. Further, no Key Employee shall receive Awards for more than 2,000,000 Shares in the aggregate during any calendar year under the Plan. However, the limits in the preceding sentences shall be subject to the adjustment described in Sections 8.3 and 8.4. Shares delivered under the Plan may be authorized but unissued Shares, treasury Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares that are still subject to an Award that is forfeited, any Shares withheld for the payment of taxes with respect to an Award, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares shall continue to be available for Awards under the Plan.
6. Eligibility. The class of individuals who shall be eligible to receive Awards under the Plan shall be the Key Employees (including any directors of the Company who are also officers or Key Employees) and the Associates. More than one Award may be granted to a Key Employee or Associate under the Plan.
7. Types of Awards
7.1 Options
a) Kinds of Options. Both ISOs and NQSOs may be granted by the Committee under the Plan. However, ISOs may only be granted to Key Employees of the Company or of a Related Corporation. NQSOs may be granted to both Key Employees and Associates. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.
c) Exercise Price. The exercise price of an Option shall be determined by the Committee, subject to the following:
i) The exercise price of an ISO shall not be less than the greater of (A) 100 percent (110 percent in the case of an ISO granted to a Participant who owns more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, as defined in Code Section 424) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.
ii) The exercise price of an NQSO shall not be less than the greater of (A) 100 percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.
d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a Participant who owns more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, as defined in Code Section 424) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.
e) Exercise of Options. An Option shall become exercisable at such time or times (but not less than 1 year from the date of grant), and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Company or initiated and executed in any other form that is approved by the Company or a designated third-party administrator, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(iii) or subsection (f)(iv) below, payment may be made as soon as practicable after the exercise) or in any other format that is approved by the Company or a designated third-party administrator. Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.
f) Payment for Shares. Shares purchased on the exercise of an Option shall be paid for as follows:
i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;
ii) in Shares previously acquired by the Participant; provided, however, that if such Shares were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such Shares were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such Shares have been held by the Participant for such period of time, if any, as required to avoid negative accounting consequences;
iii) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or
iv) to the extent that the applicable Award Agreement so provides or the Committee otherwise determines, in Shares issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO; or
v) by any combination of the above-listed forms of payment.

In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered or withheld in payment of such Option price.
7.2. Stock Appreciation Rights
a) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to a Key Employee or Associate by the Committee. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the ISO is granted. The exercise price of a Stock Appreciation Right shall not be less than the greater of (A) 100 percent of the Fair Market Value of the Shares subject to the Stock Appreciation Right, determined as of the time the Stock Appreciation Right is granted, or (B) the par value per Share.
b) Nature of Stock Appreciation Rights. A Stock Appreciation Right entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is exercised, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee.
c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the number of Stock Appreciation Rights granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the Stock Appreciation Right relating to the Shares covered by such Option will terminate. Upon the exercise of a Stock Appreciation Right, the related Option will terminate to the extent of an equal number of Shares. The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The Stock Appreciation Right will be transferable only when the related Option is transferable, and under the same conditions. A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.
d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.
e) Term of Stock Appreciation Rights. The term of each Stock Appreciation Right may not be more than 10 years from the date the Stock Appreciation Right was granted, or such earlier date as may be specified in the Award Agreement.
7.3. Restricted Stock
a) General Requirements. Restricted Stock may be issued or transferred to a Key Employee or Associate (for no cash consideration), to the extent permitted by applicable law.
b) Rights as a Stockholder. Unless the Committee determines otherwise, a Key Employee or Associate who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to (i) the restrictions described in subsection (c) below, (ii) with respect to Awards granted on or after July 16, 2020, Section 7.6(ii) below, and (iii) any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.
c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to provide services to any of the Company and its Related Corporations and Affiliates for any reason, must be forfeited to the

Company. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement (but no less than 1 year from the date of grant). Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.
d) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.
7.4. Performance Stock; Performance Goals
a) Grant. The Committee may grant Performance Stock to any Key Employee or Associate, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.
b) Performance Period and Performance Goals. When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.
c) Delivery of Performance Stock. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award.
7.5. Contract Stock
a) Grant. The Committee may grant Contract Stock to any Key Employee or Associate, conditioned upon the Participant’s continued provision of services to the Company and its Related Corporations and Affiliates through the vesting date(s) specified in the Award Agreement. The Committee shall determine the number of Shares of Contract Stock to be granted.
b) Contract Date. When Contract Stock is granted, the Committee shall establish the Contract Date on which the Contract Stock shall be delivered to the Participant.
c) Delivery of Contract Stock. To the extent that the Participant has satisfied the vesting conditions as of the Contract Date, the Committee shall cause the Contract Stock to be delivered to the Participant in accordance with the terms of the Award Agreement.
7.6. Dividend Equivalent Rights. The Committee may provide for payment to a Key Employee or Associate of Dividend Equivalent Rights, either currently or in the future, or for the investment of such Dividend Equivalent Rights on behalf of the Participant; provided, however, that (i) Dividends or Dividend Equivalent Rights may not be granted to Participants in connection with grants of Options or Stock Appreciation Rights and (ii) except to the extent otherwise provided in Award Agreements entered into prior to April 1, 2009, (a) any dividends payable with respect to an Award prior to vesting of such Award instead shall be paid out to the Participant only to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests, and any dividends payable with respect to the portion of an Award that does not vest shall be forfeited, and (b) Dividend Equivalent Right payments with respect to an Award shall be paid out to the Participant only to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests, and Dividend Equivalent Right payments with respect to the portion of an Award that does not vest shall be forfeited.
7.7 Stock Payments. The Committee is authorized to make one or more Stock Payments to any Key Employee or Associate. The number or value of Shares of any Stock Payment shall be determined by the Committee and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Related Corporation, determined by the Committee. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Key Employee or Associate.
7.8 Other Incentive Awards. The Committee is authorized to grant Other Incentive Awards to any Key Employee or Associate, which Awards may cover Shares or the right to purchase or receive Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Committee. Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee.
7.9 Minimum Vesting. With respect to Awards granted on or after July 16, 2020, (i) notwithstanding any other provision of the Plan to the contrary, all Awards, and all portions of Awards, shall be subject to a minimum vesting schedule of at least twelve (12) months following the date of grant of the Award; provided that the foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death or Disability of a Participant or preclude the double-trigger Change in Control treatment set forth in Section 8.5(a) of the Plan. Notwithstanding the foregoing, Awards granted on or after July 16, 2020 with respect to 5% of the Share Limit may be granted under the Plan to any one or more Participants without respect to such minimum vesting provisions.
8. Events Affecting Outstanding Awards
8.1. Termination of Service (Other Than by Death or Disability). If a Participant ceases to provide services to the Company and its Related Corporations and Affiliates for any reason other than death or Disability, as the case may be, the following shall apply:
a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Participant’s termination of service shall terminate at that time. Any Options or Stock Appreciation Rights that were exercisable immediately prior to the termination of service will continue to be exercisable for six months (or for such longer period as the Committee may determine), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than six months in the event of termination of service.
In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.
b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the termination of service must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.
c) Except as otherwise determined by the Committee, all Performance Stock, Other Incentive Awards, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Awards canceled as of the date of such termination of service.
8.2. Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:
a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant immediately prior to death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option or Stock Appreciation Right is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of a Participant’s death or Disability, all outstanding Options and Stock Appreciation Rights held by a Participant (other than Participants in France) immediately prior to such death or Disability shall vest and become exercisable in full.
b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3. Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of a Participant’s death or Disability, all restrictions on such Participant’s Restricted Stock granted on or after May 17, 2012 (other than Restricted Stock granted to Participants in France) shall lapse and such Restricted Stock shall become vested Shares.
c) Except as otherwise determined by the Committee, all Performance Stock, Other Incentive Awards, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to death or Disability, as the case may be, shall be forfeited and the Awards canceled as of the date of death or Disability.
8.3. Capital Adjustments. The maximum number of Shares that may be delivered under the Plan, and the maximum number of Shares with respect to which Awards may be granted to any Key Employee or Associate under the Plan, both as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options or Stock Appreciation Rights), shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.
8.4. Certain Corporate Transactions
a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven days’ notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, subject to Section 8.6 below, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and Stock Appreciation Rights become exercisable, (ii) remove the restrictions from outstanding Restricted Stock, (iii) cause the delivery of any Performance Stock, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Stock, even if the Contract Date has not been reached, and/or Other Incentive Awards; and/or (v) cause the payment of any Dividend Equivalent Rights. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code, unless the Participant consents to the change.
b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.
8.5. Change in Control. Notwithstanding any other provision of this Plan and subject to Section 8.6 below:
a) To the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, in the event that a Change in Control occurs and the Participant incurs a Qualifying Termination on or within twelve (12) months following the date of such Change in Control, each outstanding Award held by a Participant, other than any Award subject to performance-vesting, shall become fully vested (and, as applicable, exercisable) and all forfeiture restrictions thereon shall lapse upon such Qualifying Termination.
b) Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to section 409A of the Code, the Change in Control with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by section 409A.

8.6. Section 409A. No action shall be taken under this Section 8 which shall cause an Award to fail to comply with section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
9. Amendment or Termination of the Plan
a) In General. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Section 3(b)(iv), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the stockholders (given in the manner set forth in subsection (b) below) no amendment may be made that would:
i) change the class of employees eligible to participate in the Plan with respect to ISOs;
ii) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan;
iii) increase the limits imposed in Section 5 on the maximum number of Shares which may be issued or transferred under the Plan or increase the individual Key Employee award limit set forth in Section 5;
iv) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; or
v) reprice or regrant through cancellation, or modify (except in connection with a change in the Company’s capitalization) any Award, if the effect would be to reduce the exercise price for the shares underlying such Award; provided, however, with the approval of the Company’s stockholders, the Committee may (i) reduce the exercise price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per share exceeds the Fair Market Value of the underlying Shares.
Notwithstanding the foregoing, no such suspension, termination or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.
b) Manner of Stockholder Approval. The approval of stockholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law) in a separate vote at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.
10. Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Committee or the Board may establish compensation for non-employee members of our Board from time to time, subject to the limitations in the Plan. The Committee or the Board will from time to time determine the terms, conditions and amounts of all such compensation for our non-employee members of our Board in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time; provided that, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee member of the Board as compensation for services as a non-employee member of the Board Director during any fiscal year of the Company may not exceed $750,000 (which limits shall not apply to the compensation for any non-employee member of the Board who serves in any capacity in addition to that of a non-employee member of the Board for which he or she receives additional compensation).
11. Miscellaneous
11.1. Documentation of Awards. Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.
11.2. Rights as a Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

11.3. Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.
11.4. Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.
11.5. Compliance with Rule 16b-3. All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.
11.6. Tax Withholding
a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to the Withholding Requirements, prior to the delivery of any Shares.
b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the federal, state, and/or local withholding tax, in whole or in part, by having the Company withhold Shares otherwise issuable under an Award (or by surrendering Shares to the Company); provided, however, that the number of Shares withheld shall have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory Withholding Requirements for the applicable jurisdiction. In addition, the Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award; provided, however, that the Company may limit the number of Shares used for this purpose to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their fair market value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). Notwithstanding the foregoing, in no event shall any Participant be permitted to elect such accelerated payment to the extent that it would result in a violation of Treasury Regulation § 1.409A-3(j) (including, without limitation, Treasury Regulation § 1.409A-3(j)(4)(i)). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.
11.7. Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Award Agreement. During a Participant’s lifetime, an Award requiring exercise may be exercised only by the Participant (or, in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf). Notwithstanding the foregoing, any transfer of an Award otherwise permitted by this Section 11.7 shall be made only to a “family member” of the Participant within the meaning of the instructions to Form S-8 Registration Statement under the Securities Act (a “Permitted Transferee”). Notwithstanding the foregoing, in no event may an Award be transferable for consideration absent stockholder approval. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an ISO (unless such ISO is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (a) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (b) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (c) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Committee, including without limitation, documents to (i) confirm the status of the transferee as a Permitted Transferee, (ii) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (iii) evidence the transfer. In addition, and further notwithstanding the foregoing hereof, the Committee, in its sole discretion, may determine to permit a Participant to transfer ISOs to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held in the trust.
11.8. Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.
11.9. Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder (without reducing the Share Limit) in substitution for awards held by directors, key employees, and associates of other corporations who are about to, or have, become Key Employees or Associates as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation or (in the case of Awards other than ISOs) an Affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
11.10. Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.
11.11. Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations or Affiliates, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Delaware law.
11.12. Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.
11.13. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder.
11.14. Clawback, Repayment or Recapture Policy. Notwithstanding anything contained in the Plan to the contrary, to the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, all Awards granted under the Plan on or after January 1, 2013, and any related payments made under the Plan after such date, shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to an Award or payment under the Plan.